                                                                      EXHIBIT 21



                             MCDERMOTT INCORPORATED
                   SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT
                        FISCAL YEAR ENDED MARCH 31, 1997



                                                     PERCENTAGE
                                          ORGANIZED      OF
                                          UNDER THE   OWNERSHIP
            NAME OF COMPANY                LAWS OF    INTEREST

Babcock & Wilcox Investment Company       Delaware          100
   The Babcock & Wilcox Company           Delaware          100
      Babcock & Wilcox Industries Ltd.     Canada           100


The subsidiaries omitted from the foregoing list do not, considered in the aggregate, constitute a significant subsidiary.